UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 31, 2007

I-MANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30883	01-0524931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall Street, 12th Floor Edison, New Jersey	08837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (207) 774-3244

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 31, 2007, I-many, Inc. (the “Company”) completed a private placement, to a group of existing institutional investors, of an aggregate of $17 million original principal amount of senior convertible notes (the “Notes”). The sale of the Notes resulted in net proceeds of approximately $15.9 million to the Company, after deduction of offering expenses. In connection with such issuance, the Company paid aggregate placement agent fees of $892,500. The Notes were issued in reliance upon exemptions from the registration provisions of the Securities Act set forth in Section 4(2) thereof and Regulation D thereunder.

Item 3.02	Unregistered Sales of Equity Securities

On December 31, 2007, the Company completed the private placement of the Notes. The sale of the Notes resulted in net proceeds of approximately $15.9 million to the Company, after deduction of offering expenses. In connection with such issuance, the Company paid aggregate placement agent fees of $892,500. The Notes were issued in reliance upon exemptions from the registration provisions of the Securities Act set forth in Section 4(2) thereof and Regulation D thereunder.

Item 8.01	Other Events

On December 31, 2007, the Company announced that it had completed the private placement of the Notes. The full text of the press release issued in connection with this announcement is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2007	I-MANY, INC.

	By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated as of December 31, 2007, among I-many, Inc. and the Buyers.*

99.1	Press release of I-many, Inc., dated December 31, 2007.

*	This exhibit was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 31, 2007 and is being filed herewith to complete the attached Schedule of Buyers.